SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 14, 2005 (December 9, 2005) Date of Report (Date of earliest event reported)

ZIONS BANCORPORATION (Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-2610 (Commission File Number)	87-0227400 (IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah (Address of principal executive offices)	84111 (Zip Code)

(801) 524-4787 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 14, 2005, the Registrant agreed to assume outstanding director and officer indemnity agreements between Amegy Corporation, the successor to Amegy Bancorporation, Inc., and persons who are directors at Amegy Bank, N.A., including David J. Heaney and Paul B. Murphy, Jr., who were elected director and appointed executive vice president, respectively, of the Registrant, on December 9, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Registrant’s board of directors elected J. David Heaney to fill a vacancy on the Registrant’s Board of Directors on December 9, 2005, in accordance with Section 2.06(1) of the Agreement and Plan of Merger dated July 5, 2005, by and among Zions Bancorporation, Independence Merger Company, Inc., and Amegy Bancorporation, Inc. On the same date, Registrant’s board of directors appointed Paul B. Murphy, Jr. as an executive vice president of the Registrant. A copy of Registrant’s press release announcing the election of Mr. Heaney and appointment of Mr. Murphy is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a)     Financial statements of business acquired.

Not applicable.

(b)     Pro forma financial information.

Not applicable.

(c)     Exhibits.

The following exhibits are being filed herewith:

Exhibit Number 10.1	Description Form of Director and Officer Indemnity Agreement.
10.2	Form of D&O Indemnity Assumption Agreement.
99.1	Press release dated December 9, 2005.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION BY: /s/ Thomas E. Laursen —————————————— Name: Thomas E. Larusen Title: Executive Vice President and General Counsel

Date:   December 14, 2005